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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 66 to the Registration Statement (Form N-1A) (No. 2-28871) of Delaware Group Equity Funds III of our report dated August 9, 2002, included in the 2002 Annual Report to shareholders.


                                                        /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
August 23, 2002